As filed with the Securities and Exchange Commission on December 6, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JACKSON HEWITT TAX SERVICE INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0779692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Sylvan Way

Parsippany, New Jersey 07054

(973) 630-1040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JACKSON HEWITT TAX SERVICE INC. AMENDED AND RESTATED

2004 EQUITY AND INCENTIVE PLAN

(Full title of plan)

Steven L. Barnett, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Jackson Hewitt Tax Service Inc.

3 Sylvan Way

Parsippany, New Jersey 07054

(973) 630-1040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,500,000	$35.82	$89,550,000	$9,582

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the above-named Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on November 29, 2006, as reported by the New York Stock Exchange.

Explanatory Note

This registration statement registers an additional 2,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Jackson Hewitt Tax Service Inc. (the “Company”) that may be issued and sold under the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan (the “Plan”). This registration of 2,500,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to 6,500,000. As permitted by General Instruction E to the Form S-8, this registration statement incorporates by reference the registration statement on Form S-8, File No. 333-116797, which we filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Company’s earlier registration statement on Form S-8, file number 333-116797, filed with the SEC on June 24, 2004, are hereby incorporated herein by reference.

In addition, by this reference, the Company hereby incorporates into this registration statement the following documents filed by the Company:

1.	The Company’s Annual Report on Form 10-K for the year ended April 30, 2006, filed with the SEC on July 14, 2006.

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006, filed with the SEC on September 11, 2006 and December 6, 2006, respectively.

3.	The Company’s Current Reports on Form 8-K filed with the SEC on June 23, 2006, July 13, 2006, July 26, 2006, August 14, 2006, September 22, 2006, October 10, 2006, October 13, 2006 and October 23, 2006.

4.	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 4, 2006.

5.	The description of the Common Stock contained in the Registration Statement on Form 8-A dated June 15, 2004 filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

The Company’s Executive Vice President, General Counsel and Corporate Secretary, Steven L. Barnett, has passed upon the validity of the shares of Common Stock to be issued under the Plan. Mr. Barnett beneficially owns or has rights to acquire an aggregate of less than 1% of the Company’s Common Stock.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2006, file number 1-32215).

4.2	Rights Agreement between Jackson Hewitt Tax Service Inc. and American Stock Transfer and Trust Company (as successor Rights Agent to The Bank of New York), dated June 24, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004, file number 1-32215).

4.3	Letter Agreement, dated May 11, 2006, by and between Jackson Hewitt Tax Service Inc. and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2006, file number 1-32215).

4.4	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004, file number 1-32215).

4.5	Amended and Restated By-Laws of Jackson Hewitt Tax Service Inc., dated May 26, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2005, file number 1-32215).

5.1	Opinion of Steven L. Barnett, Executive Vice President, General Counsel and Corporate Secretary of Jackson Hewitt Tax Service Inc.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Steven L. Barnett (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 22, 2006).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Parsippany, State of New Jersey, on December 6, 2006.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Michael D. Lister
Name:	Michael D. Lister
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Jackson Hewitt Tax Service Inc., a Delaware corporation, hereby constitutes and appoints Michael D. Lister, Mark L. Heimbouch and Steven L. Barnett and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Michael D. Lister Michael D. Lister	President and Chief Executive Officer, Chairman	December 6, 2006

/s/ Mark L. Heimbouch Mark L. Heimbouch	Executive Vice President, Chief Financial Officer and Treasurer	December 6, 2006

/s/ Ulysses L. Bridgeman, Jr. Ulysses L. Bridgeman, Jr.	Director	December 6, 2006

/s/ Rodman L. Drake Rodman L. Drake	Director	December 6, 2006

/s/ Margaret Milner Richardson Margaret Milner Richardson	Director	December 6, 2006

/s/ Louis P. Salvatore Louis P. Salvatore	Director	December 6, 2006

/s/ James C. Spira James C. Spira	Director	December 6, 2006

EXHIBIT INDEX

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2006, file number 1-32215).

4.2	Rights Agreement between Jackson Hewitt Tax Service Inc. and American Stock Transfer and Trust Company (as successor Rights Agent to The Bank of New York), dated June 24, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004, file number 1-32215).

4.3	Letter Agreement, dated May 11, 2006, by and between Jackson Hewitt Tax Service Inc. and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2006, file number 1-32215).

4.4	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004, file number 1-32215).

4.5	Amended and Restated By-Laws of Jackson Hewitt Tax Service Inc., dated May 26, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2005, file number 1-32215).

5.1	Opinion of Steven L. Barnett, Executive Vice President, General Counsel and Corporate Secretary of Jackson Hewitt Tax Service Inc.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Steven L. Barnett (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 22, 2006).